PARTICIPATION AGREEMENT
Between
FIDELITY DISTRIBUTORS CORPORATION
and
SECURITY BENEFIT LIFE INSURANCE COMPANY
THIS AGREEMENT, made and entered into as of this 1st day of July, 2001 by and between Security Benefit Life Insurance Company, (hereinafter the “Company”), a Kansas corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto, as may be amended from time to time, (each such account hereinafter referred to as an “Account” and collectively as the “Accounts”), and FIDELITY DISTRIBUTORS CORPORATION (hereinafter the “Underwriter”), a Massachusetts corporation.
WHEREAS, each Fund set forth on Schedule A hereto (which may be amended from time to time by mutual written consent) engages in business as an open-end management investment company.
WHEREAS, the beneficial interest in any Fund may be divided into several series of shares, each designated a “Portfolio” as set forth in Schedule A and representing the interest in a particular managed portfolio of securities and other assets; and
WHEREAS, the Company has established the Accounts, to serve as investment vehicles for the annuity contracts offered by the Company set forth on Schedule A (which may be amended from time to time by mutual written consent) (“Contracts”). Selection of a particular investment company is made by the owner of a Contract (“Contract Owner”) in accordance with the provisions of the applicable Contract; and
WHEREAS, the Underwriter is registered as a broker/dealer with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended, (hereinafter the “1934 Act”), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter “NASD”); and
WHEREAS, to the extent permitted by applicable securities and insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid variable annuity contracts.
NOW, THEREFORE, in consideration of their mutual promises, the Company and the Underwriter agree as follows:

ARTICLE I.                  Sale of Fund Shares
1.1. The Underwriter agrees to make available shares of the Portfolios indefinitely for purchase at the applicable net asset value per share next computed in accordance with the then current prospectus for the applicable Fund after receipt by the applicable Fund of the order for purchase by the Company and its Accounts on those days on which the applicable Fund calculates its net asset value pursuant to rules of the SEC; provided that the Company qualifies for any sales load waiver described in the then current prospectus for such Portfolio. For purposes of Sections 1.1 and 1.2, the Company shall be the agent of the Funds for the limited purpose of accepting orders of purchase and redemption for shares of the Funds on behalf of the Accounts, and receipt by the Company shall therefore constitute receipt by the Fund of such orders for purposes of determining the net asset value at which such orders will be executed, so long as the requirements of the rest of this paragraph are met Beginning within three months of the effective date of this Agreement, the Company agrees that orders for the purchase or redemption of shares of the Funds on behalf of the Accounts will be placed directly by the Company with the Funds or their transfer agent by electronic transmission or the National Securities Clearing Corporation subject to an Agency Trading Agreement executed by both parties. Company shall transmit orders directly to the Funds or their designee(s) by 3:00 a.m. Eastern Time of the calendar day next following the Business Day on which the Order was accepted by Company (provided again that the Company’s orders shall reflect only orders it receives from owners of Contracts or participants under Contracts prior to 4:00 p.m. Eastern Time). The Funds will execute purchase and redemption orders at the net asset value determined as of the close of trading on the day of receipt of such orders by the Company, provided that such orders are received by the Funds by 3:00 a.m. Eastern Time of the calendar day next following the Business Day on which the Order was accepted by Company AND payment for such orders is received by the Funds no later than the close of the Fedwire system on the Business Day following the day on which purchase instructions are treated as having been received by the Funds. “Business Day” shall mean any day the New York Stock Exchange is open for trading. Payment for net purchases shall be federal funds transmitted by wire by the Company to a custodial account designated by the Funds. Likewise, orders for net redemptions of shares of the Funds will be made in federal funds transmitted by wire from the Funds’ custodial account to an account designated by the Company. Upon receipt by a Fund of the federal funds so wired, for purposes of Section 2.6 such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund. In the event that the parties execute an Agency Trading Agreement under which they will place and settle trades for Portfolio shares through a the National Securities Clearing Corporation, such Agency Trading Agreement shall govern in lieu of this Section 1.1.
The Funds shall use reasonable efforts to calculate such net asset value on each day that the New York Stock Exchange is open for trading. The Funds shall make the net asset values available to the Company on a daily basis as soon as reasonably practical after the net asset value is calculated (normally by 6:30 p.m. Boston time) and shall use its best efforts to make such net asset value per share available by 7 p.m. Boston time. Notwithstanding the foregoing, the Board of Trustees of the Funds (hereinafter the “Board”) may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.
1.2. Each Fund, on behalf of its Portfolios, agrees to redeem for cash, on the Company’s request, any full or fractional shares of the Portfolios held by the Company, executing such requests on a daily basis at the net asset value next computed in accordance with the then current prospectus for the applicable Fund after receipt by the applicable Fund of the request for redemption in accordance with section 1.1 above.
1.3. Issuance and transfer of the Portfolios’ shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Portfolios will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

1.4. The Funds shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund’s shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Funds shall notify the Company of the number of shares so issued as payment of such dividends and distributions.
1.5. The Company shall not redeem Fund shares attributable to the Contracts (as opposed to shares attributable to the Company’s assets held in the Account) except (i) as necessary to implement Contract Owner or plan participant initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or legal precedent of general application (hereinafter referred to as “Legally Required Redemptions”) or (iii) as permitted by a substitution order received by the Company under applicable provisions of the Investment Company Act of 1940 (the “1940 Act”). Upon request, the Company will promptly furnish to the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts or the plans funded thereby, the Company shall not prevent Contract Owners or plan participants, as the case may be, from allocating payments to a Fund that was otherwise available under the Contracts or the plans, as appropriate.
ARTICLE II.                Representations and Warranties
2.1. The Company represents and warrants that the Contracts are or will be registered under the Securities Act of 1933 (“1933 Act”) or are exempt from registration thereof; that the Contracts will be issued and sold in compliance in all material respects with all applicable Federal and State laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under the Kansas Insurance Code and that each Account either (1) is or will be registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts or (2) is both (a) not required to register as an investment company under the 1940 Act, and (b) is not subject to treatment as an investment company for purposes of Section 12(d) of the 1940 Act.
2.2. The Underwriter represents and warrants that each Fund is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the “Code”) and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that any Fund ceased to so qualify or might not so qualify in the future.
2.3. The Company represents that the Contracts are currently treated as annuity contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.
2.4. The Underwriter makes no representation as to whether any aspect of any Fund’s operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.
2.5. The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that: (a) it will sell and distribute the Fund shares in accordance with all applicable state and federal securities laws, including without limitation the 1933

Act, the 1934 Act, and the 1940 Act; and (b) the Funds will be registered under the 1933 and 1940 Acts, and duly authorized for issuance in compliance with all applicable federal and state securities laws.
2.6. The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Funds are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Funds, in an amount not less than $5 million. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
2.7. The Underwriter represents and warrants that all of its and the Funds directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Funds are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Funds in an amount not less than the minimal coverage as required currently by Rule 17g‑(l) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
2.8. The Underwriter represents and warrants that the Funds are lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that the Funds do and will comply in all material respects with the 1940 Act.
2.9. The Underwriter represents and warrants that the investment adviser(s) to the Funds is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the such investment adviser(s) shall pe1form its obligations for the Funds in compliance in all material respects with the laws of the Commonwealth of Massachusetts and any applicable state and federal securities laws.
ARTICLE III.               Proxy Statements; Voting
3.1. Unless otherwise required or permitted by applicable federal law, the Company will distribute to Contract owners all proxy material furnished by the Funds and will vote Portfolio shares in accordance with instructions received from those Contract owners with Contract values allocated to Portfolio shares. If and to the extent permitted by law, the Company may vote Portfolio shares for which no instructions have been received in the same proportion as shares for which such instructions have been received from Contract owners. The Company and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for Portfolio shares held by Contract owners. The Company reserves the right to vote Fund shares held in its segregated asset accounts in its own name to the extent permitted by applicable law. If it distributes Fund proxies directly, Company will be entitled to reimbursement as though it were a broker-dealer trading on an omnibus basis. As an alternative to soliciting proxies directly, Company may participate without charge in the Fund’s proxy distribution process, provided that Company supplies all necessary information and complies with the Fund’s procedures, and that Company remains responsible for legal compliance with proxy voting requirements applicable to the Company, or its Contracts or Separate Accounts.
ARTICLE IV.                Sales Material and Information
4.1. The Company shall furnish, or shall cause to be furnished, to the Underwriter or its designee, each piece of sales literature or other promotional material in which any Fund or its investment adviser or the Underwriter is named, at least fifteen Business Days prior to its use. No such material shall be used if the Underwriter or its designee objects to such use within fifteen Business Days after receipt of such material.
4.2. The Company shall not give any information or make any representations or statements on behalf of any Fund or concerning any Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for such Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for such Fund, or in sales literature or other promotional material approved by the Underwriter or its designee, except with the permission of the Underwriter or its designee.
4.3. Sales literature in which any Fund or its investment advisor is named shall be submitted to the SEC or NASD for review as required by applicable law. Copies of any comments received that relate to a Fund or the Underwriter or its affiliates shall be sent to the Underwriter or its designee.
4.4. The Underwriter or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or any Account is named, at least fifteen Business Days prior to its use. No such material shall be used if the Company or its designee objects to such use within fifteen Business Days after receipt of such material.
4.5. The Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, any Account, the Contracts other than the information or representations in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.
4.6. The Company will provide to the Underwriter at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or any Account, promptly after with the filing of such document with the SEC or other regulatory authorities.
4.7. For purposes of this Article IV, the phrase “sales literature or other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.
ARTICLE V.                Fees and Expenses
5.1. The Underwriter shall pay no fee or other compensation to the Company under this agreement, except that if a Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b‑1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter or other resources available to the Underwriter.
5.2. Each Fund shall bear the expenses for the cost of registration and qualification of its shares, preparation and filing of its prospectus and registration statement, proxy materials and reports. The Underwriter shall provide to the Company one copy for each Account of each Fund’s prospectus, proxy materials and reports. The Company shall provide, at its own expense unless otherwise agreed to in writing by the Company and any affiliate of the Underwriter, a copy of such prospectuses, proxy materials and reports to Contract owners who have allocated a portion of their Contract value to the applicable Fund. In addition, the Company shall not permit any Contract owner to allocate any portion of their Contract value to a Fund unless prior to such allocation such Contract owner has received a copy of the Fund’s current prospectus. Nothing in this Agreement shall preclude the Company from receiving prospectuses, SAIs, shareholder reports, proxy materials or other materials of the Funds which would otherwise be available to the Company or its broker-dealer affiliate pursuant to the Selling Dealer Agreement of even date between FDC and the Company’s broker-dealer affiliate.
ARTICLE VI.               Indemnification
6.1. Indemnification by the Company
6.l(a). The Company agrees to indemnify and hold harmless each Fund and each trustee of the Board and officers and each person, if any, who controls any Fund within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of any Fund’s shares or of the Contracts and arise out of or result from or are based upon:
(i) any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of any Fund for use in the Registration Statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or any Fund shares; or
(ii) statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of any Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or any Fund Shares; or
(iii) untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature of any Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Underwriter by or on behalf of the Company; or
(iv) failure by the Company to provide the services and furnish the materials under the te1ms of this Agreement; or
(v) material breach of any representation and/or warranty made by the Company in this Agreement or any other material breach of this Agreement by the Company.
6.l(b). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
6.l(c). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of any Fund’s Shares or the Contracts or the operation of any Fund.
6.l(d). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Patty as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to the Funds, whichever is applicable.
6.2. Indemnification by the Underwriter
6.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of any Fund’s shares or the Contracts and arise out of or result from or are based upon any:
(i) untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or sales literature of any Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter by or on behalf of the Company for use in the Registration Statement or prospectus for any Fund or in sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or any Fund shares; or
(ii) statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of any Fund, or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or any Fund shares; or
(iii) untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature cove1ing the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of any Fund; or
(iv) failure by any Fund to provide the services and furnish the materials under the terms of this Agreement; or
(v) material breach of any representation and/or warranty made by the Underwriter in this Agreement or any other material breach of this Agreement by the Underwriter.
6.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underw1iter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
6.2(c). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of any Account.
6.2(d). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to the Company or the Accounts, whichever is applicable.
ARTICLE VII. Applicable Law
7.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.
7.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.
ARTICLE VIII. Termination
8.1. This Agreement shall continue in full force and effect until the first to occur of:
(a)	termination by any party for any reason on one hundred eighty (180) days’ advance written notice delivered to the other parties; or

(b)
termination by the Company by written notice to the Underwriter with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

(c)
termination by the Company by written notice to the Underwriter with respect to any Portfolio in the event such Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such Jaw precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)
termination by the Company by written notice to the Underwriter in the event that any Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that any Portfolio may fail to so qualify; or

(e)
termination by the Underwriter by written notice to the Company, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(f)
termination by the Company by written notice to the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith , that either the Underwriter or a Fund has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

8.2 Notwithstanding any termination of this Agreement, the Underwriter shall, at the option of the Company, continue to make available additional shares of the Funds pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement. The provisions of Articles II (Representations and Warranties), VI (Indemnification), VII (Applicable Law) and X (Miscellaneous), excluding section 10.8, shall survive termination of this Agreement. In addition, all other applicable provisions of this Agreement shall survive termination as long as shares of the Fund are held on behalf of Contract owners in accordance with this section 8.2, except that the Underwriter shall have no further obligation to make Fund shares available in Contracts issued after termination.
ARTICLE IX.         Notices
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in w1iting to the other party.
If to the Underwriter:
82 Devonshire Street
Boston, Massachusetts 02109
Attention: Treasurer
If to the Company:
700 SW Harrison
Topeka, Kansas 66636
Attention: General Counsel

ARTICLE X.         Miscellaneous
10.1. Subject to the requirements of legal process and regulatory authority, the Underwriter shall treat as confidential the names and addresses of the owners of the Contracts and each party hereto shall treat as confidential all information reasonably identified as confidential in w1iting by any other party hereto. Except as permitted by this Agreement, neither party shall disclose, disseminate or utilize such names and addresses and other confidential information of the other party without the express written consent of the other party until after such time, if any, as it has come into the public domain .
10.2.        The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
10.3.        This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
10.4.        If any provision of this Agreement shall be held or made invalid by a court decision , statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
10.5.        Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
10.6.        The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
10.7.        This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided , however, that the Underwriter may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly licensed and registered to perform the obligations of the Underwriter under this Agreement.
10.8.        The Company shall furnish , or shall cause to be furnished, to the Fund or its designee copies of the following reports:
(a)
the Company’s annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles (“GAAP”)), as soon as practical and in any event within 90 days after the end of each fiscal year;

(b)	the Company’s quarterly statements (statutory and GAAP), as soon as practical and in any event within 45 days after the end of each quarterly period;
(c)	any financial statement, proxy statement, notice or report of the Company sent to stockholders and/ or policyholders, as soon as practical after the delivery thereof to stockholders;
(d)
any registration statement (without exhibits) and financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulator, as soon as practical after the filing thereof;

(e)
any other nonconfidential report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.

10.9         All persons dealing with any Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders of any Fund assume any personal liability for obligations entered into or on behalf of the Fund.
IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.
SECURITY BENEFIT LIFE INSURANCE COMPANY

By:	/s/ KALMAN BAKK
Name:	Kalman Bakk
Title:	Senior Vice President & Chief Marketing Officer

FIDELITY DISTRIBUTORS CORPORATION

By:	/s/ MIKE KELLOGG
Mike Kellogg
Executive Vice President

SCHEDULE A

Name and Date of Formation of Separate Account	Policy Form Numbers of Contracts Issued Through Separate Account	Corresponding Mutual Fund or Fund Portfolio
SBL Variable Annuity Account XIV 6/26/00	V6029	Fidelity Advisor Value Strategies T
Fidelity Advisor Dividend Growth T
Fidelity Advisor Mid Cap T
Fidelity Advisor International Capital Appreciation T

1

FIRST AMENDMENT TO PARTICIPATION AGREEMENT

Security Benefit Life Insurance Company and Fidelity Distributors Corporation hereby amend the Participation Agreement (“Agreement”) dated July 1, 2001, by replacing Schedule A of the Agreement in its entirety and with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 1st day of July, 2002.

SECURITY BENEFIT LIFE INSURANCE COMPANY

By:	/s/ AMY J. LEE
Name:	Amy J. Lee
Title:	VP & Associate General Counsel

FIDELITY DISTRIBUTORS CORPORATION

By:	/s/ ERIC ROITER
Name:	Eric Roiter
Title:	Vice President

SCHEDULE A

Name and Date of Formation of Separate Account	Policy Form Numbers of Contracts Issued Through Separate Account	Corresponding Mutual Fund or Fund Portfolio
SBL Variable Annuity Account XIV 6/26/00	V6029	Fidelity Advisor Value Strategies Class A and Class T
Fidelity Advisor Dividend Growth Class A and Class T
Fidelity Advisor Mid Cap Class A and Class T
Fidelity Advisor International Capital Appreciation Class A and Class T
Fidelity Advisor Small Cap Fund Class A and Class T

SECOND AMENDMENT TO PARTICIPATION AGREEMENT

Security Benefit Life Insurance Company and Fidelity Distributors Corporation hereby amend the Participation Agreement (“Agreement”) dated July 1, 2001, by replacing Schedule A of the Agreement in its entirety and with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 1st day of July, 2003.

SECURITY BENEFIT LIFE INSURANCE COMPANY

By:	/s/ KALMAN BAKK
Name:	Kalman Bakk
Title:	Senior Vice President & CMO

FIDELITY DISTRIBUTORS CORPORATION

By:	/s/ DON HOLBORN
Don Holborn
Executive Vice President

SCHEDULE A

Name and Date of Formation of Separate Account	Policy Form Numbers of Contracts Issued Through Separate Account	Corresponding Mutual Fund or Fund Portfolio
SBL Variable Annuity Account XIV 6/26/00	V6029	Fidelity Advisor Value Strategies Class A and Class T
Fidelity Advisor Dividend Growth Class A and Class T
Fidelity Advisor Mid Cap Class A and Class T
Fidelity Advisor International Capital Appreciation Class A and Class T
Fidelity Advisor Small Cap Fund Class A and Class T
Fidelity Advisor Real Estate Fund Class A and Class T

THIRD AMENDMENT TO PARTICIPATION AGREEMENT

Security Benefit Life Insurance Company and Fidelity Distributors Corporation hereby amend the Participation Agreement (“Agreement”) dated July 1, 2001, by replacing Schedule A of the Agreement in its entirety and with the Amended Schedule A attached hereto

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 27th day of September, 2006.

SECURITY BENEFIT LIFE INSURANCE COMPANY

By:	/s/ GREGORY J. GARVIN
Name:	Gregory J. Garvin
Title:	VP

FIDELITY DISTRIBUTORS CORPORATION

By:	/s/ BILL LOEHNING
Bill Loehning
Executive Vice President

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SCHEDULE A

Name and Date of Formation of Separate Account	Policy Form Numbers of Contracts Issued Through Separate Account	Corresponding Mutual Fund or Fund Portfolio
SBL Variable Annuity Account XIV 6/26/00	V6029	All Funds available pursuant to the Selling Dealer Agreement between Fidelity Distributors Corporation and Security Distributors dated July 1, 2001, as amended
SBL Variable Annuity Account XVI 8/25/03	V6323

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FOURTH AMENDMENT TO
PARTICIPATION AGREEMENT
Between
FIDELITY DISTRIBUTORS CORPORATION
and
SECURITY BENEFIT LIFE INSURANCE COMPANY
This Amendment, entered into as of January 6, 2016, amends the Participation Agreement (“Agreement”) dated as of July 1, 2001, as amended, between Security Benefit Life Insurance Company (“Company”) and Fidelity Distributors Corporation (“Underwriter”).
WHEREAS, Company and Underwriter desire to amend the Agreement in order to add additional provisions to the Agreement;
NOW THEREFORE, the undersigned parties hereby agree as follows:
1.	The third sentence of the second paragraph of Section 1.1 is hereby deleted in its entirety and replaced with the following:
“Notwithstanding the foregoing, the Funds may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio, in accordance with the then current prospectus of the applicable Fund, or if such action is required by law or regulation.”
IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.
FIDELITY DISTRIBUTORS CORPORATION		SECURITY BENEFIT LIFE INSURANCE COMPANY

By:	/s/ ROBERT BACHMAN	By:	/s/ KEVIN WATT
Name:	Robert Bachman	Name:	Kevin Watt
Title:	EVP	Title:	Vice President

AMENDMENT NO. 5 TO PARTICIPATION AGREEMENT

Regarding

FUND SHAREHOLDER REPORTS

AND OTHER REQUIRED MATERIALS

Security Benefit Life Insurance Company (hereinafter the “Company”), a Kansas corporation, and FIDELITY DISTRIBUTORS CORPORATION (hereinafter the “Underwriter” or “FDC”), a Massachusetts corporation, entered into a certain participation agreement dated July 1, 2001, as amended (the “Participation Agreement”). This Amendment (the “Amendment”) to the Participation Agreement is entered into as of January 1, 2021 (the “Effective Date”), by and among the Company, on its own behalf and on behalf of each separate account of the Company as set forth on Schedule A to the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), the Fund and the Underwriter (collectively, the “Parties”).

RECITALS

WHEREAS, pursuant to the Participation Agreement among the Parties, the Company intends to purchase shares of the portfolios of the Fund (the “Portfolios”) on behalf of each Account to fund the variable annuity and/or life insurance contracts (the “Variable Contracts”) identified on Schedule A of the Participation Agreement to persons that are registered owners of such Variable Contracts on the books and records of the Company (the “Contract Owners”);

WHEREAS, the Accounts are registered as unit investment trusts under the Investment Company Act of 1940, as amended (the “1940 Act”), unless such Account is exempt from registration thereunder;

WHEREAS, the Company, on behalf of the Accounts, has certain obligations pursuant to the Participation Agreement to deliver Fund shareholder reports to Contract Owners, which obligations may be satisfied by compliance with Rule 30e-3 under the 1940 Act (“Rule 30e-3” or “the Rule”);

WHEREAS, the Company intends to deliver the Required Materials (defined below) to Contract owners, by hosting a website that makes available certain Fund documents required by the Rule and providing the requisite notices to Contract owners regarding the availability of the Required Materials;

WHEREAS, the Company cannot host such websites in compliance with Rules 30e-3 unless the Funds prepare and provide the Required Materials that are specified in Rules 30e-3; and

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company, the Fund, and the Underwriter hereby agree to supplement and amend the Participation Agreement as follows:

1.	Provision of Required Materials for Website Posting.

(a). Required Materials. The Fund and/or the Underwriter shall make available the following “Required Materials,” as specified in paragraph (b)(1) of Rule 30e-3:

(i)

Most Recent Annual and Semi-Annual Reports to Shareholders (under Rule 30e-1 under the 1940 Act) for the Portfolios (together, the “Shareholder Reports”) (referred to in Rule 30e-3 as the “Current” and “Prior” Report to Shareholders); and

(ii)	Portfolio Holdings for Most Recent First and Third Fiscal Quarters (the “Portfolio Holdings”).

(b). Content and Provision of Required Materials. The Fund and the Underwriter shall be responsible for the content of the Required Materials. The Fund and the Underwriter shall ensure the Required Materials are made available to the Company or its third party vendor via one or more of the websites identified on Schedule B hereto (the “Fund Websites”) as soon as practicable after filing with the SEC and will use best efforts to provide the Required Materials no later than fifty-five (55) days after the close of the period for which the Required Materials are being made. The Fund Websites may be changed by the Fund or Underwriter from time to time, provided that the Fund or Underwriter shall provide the Company with as much notice as reasonably practicable prior to any change of the Fund Websites.

(c). Website hosting. The Company shall ensure that the Required Materials are posted to the website address specified in Schedule C hereto. Such website may be changed by the Company from time to time with as much notice as is reasonably practicable to the Fund and the Underwriter.

2.	[Reserved]

3.	Provision of Required Materials for Paper Delivery. The Fund and the Underwriter shall:

(a). At their expense, as the Company may reasonably request from time to time, provide the Company with sufficient paper copies of the Required Materials as set forth in Section 1(a) above. Such Company requests shall be fulfilled reasonably promptly.

(b). Alternatively, if requested by the Company in lieu thereof, the Fund or its designee shall provide the Required Materials in electronic format, such as a print-ready .pdf, suitable for printing so that the Company can arrange for the Required Materials to be printed for distribution pursuant to Sections 5 and 6 of this Agreement.

4.

Paper Notice to Contract Owners. The Fund and Underwriter acknowledge that the Company shall be responsible for providing the paper Notice to its Contract owners, if and to the extent required by paragraph (c) of Rule 30e-3.

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5.

Delivery of Paper Copy Upon “Ad Hoc” Request. The Fund and Underwriter acknowledge that the Company shall be responsible for fulfilling ad hoc requests from Contract owners for a paper copy of any of the Required Materials, if and to the extent required by paragraph (e) of Rule 30e-3.

6.

Investor Elections to Receive Future Fund Reports in Paper. The Fund and Underwriter acknowledge that the Company shall be responsible for fulfilling Contract owner elections to receive future Fund shareholder reports (with respect to the Portfolios) in paper, if and to the extent required by paragraph (f) of Rule 30e-3.

7.

Expense Allocation. In its sole discretion, FDC may agree to bear its proportionate costs, as determined by FDC, of providing notices of the availability of the Funds’ Reports to Contract Owners (the notices required by paragraph (c) of Rule 30e-3). Nothing in this section is intended to limit any current understanding or arrangement among the Parties with respect to the provision of Fund documents required for printing, delivery or other purposes (including the expense of printing and delivering paper documents under Sections 5 and 6), or the terms of any existing administrative services agreement, Rule 12b-1 agreement or related agreement, Servicing Agreement or other similar agreement between the Parties.

8.	Construction of this Amendment; Participation Agreement.

(a). This Amendment shall be interpreted to be consistent with, and to facilitate compliance with and reliance on, Rule 30e-3 and any interpretations of the Rule by the Securities and Exchange Commission, its staff, courts, or other appropriate legal authorities.

(b). Except as otherwise specifically set forth in this Amendment, the terms of the Participation Agreement shall continue to apply, and shall apply to the duties, responsibilities, rights and obligations of the Parties under and pursuant to this Amendment.

9.	Termination. This Amendment shall terminate upon the earlier of:

(a). termination of the Participation Agreement; or

(b). 60 days written notice from any Party to the other Parties.

10.

Counterparts and Delivery. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument. A signed copy of this Amendment delivered by facsimile or by emailing a copy in .pdf form shall be treated as an original and shall bind all Parties just as would the exchange of originally signed copies.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the Effective Date first above written.

The Company:		The Underwriter:

SECURITY BENEFIT LIFE INSURANCE COMPANY, on behalf of itself and each Separate Account		FIDELITY DISTRIBUTORS CORPORATION

By:	DOUGLAS WOLFF	By:	ROBERT BACHMAN

Print Name:	Douglas Wolff	Print Name:	Robert Bachman

Title:	President	Title:	EVP

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SCHEDULE B

Fund Websites

https://institutional.fidelity.com

Fidelity.com/fundreports

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SCHEDULE C

https://dfinview.com/SecurityBenefit?site=SBL